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                                                                     EXHIBIT 4.5

                          Generation Capital Associates
                              1085 Riverside Trace
                                Atlanta, GA 30328
                        Tel 404/303-8450 Fax 404/255-2218

Via Fax: 803-736-7735

January 13, 2004

Mr. George E. Mendenhall
CEO
Integrated Business Systems and Services, Inc.
1601 Shop Road - Suite E
Columbia, SC 29201

Re: December 24, 2003 Securities Purchase Agreement

Dear George:

This is to confirm that we have agreed that the Closing Date as defined in
Section 10 (c) of the above referenced purchase agreement is January 6, 2004. Accordingly, the 30-day period to file the GCA Registration Statement, and the 120-day period for the GCA Registration Statement to become effective, are February 5, 2004 and May 5th , 2004, respectively.

Sicnerely,

/s/ David A. Rapaport
-------------------------
David. A. Rapaport
Executive Vice President
And General Counsel

cc: Steven Scott